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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                               -----------------------

                                       FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  DECEMBER 15, 1997


                                   SPINE-TECH, INC.
             ------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


       MINNESOTA                    0-26116                    06-1258314
--------------------------   ------------------------      ------------------
  (State of Incorporation)   (Commission file number)      (I.R.S. Employer
                                                           Identification No.)


7375 BUSH LAKE ROAD
MINNEAPOLIS, MINNESOTA                                             55439
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(Address of principal executive offices)                        (Zip Code)



                                    (612) 832-5600
                            ------------------------------
                           (Registrant's telephone number)

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ITEM 5.  TENDER OFFER AND MERGER.

     On December 15, 1997, the registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Sulzer Medica Ltd., a Swiss corporation ("Parent"), and Sulzer Medica Orthopedics Acquisition Corp., a Minnesota corporation and wholly owned indirect subsidiary of Parent ("Purchaser"). Subject to the terms and conditions of the Merger Agreement, Purchaser will commence a cash tender offer for all of the registrant's issued and outstanding shares of Common Stock for $52.00 per share. The tender offer is conditioned upon the holders of at least a majority of shares of the registrant's Common Stock tendering their shares. Following the tender offer, Purchaser will be merged into the registrant, with the registrant surviving as a wholly owned indirect subsidiary of Parent (the "Merger"). In the Merger, those shareholders of the registrant who did not tender their shares (other than Parent and its affiliates and shareholders exercising dissenters rights) will be entitled to receive $52.00 per share of Common Stock held by them.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT

2. Agreement and Plan of Merger dated as of December 15, 1997, among Sulzer Medica Ltd., Sulzer Medica Orthopedics Acquisition Corp. and Spine-Tech, Inc.

99.  Press release dated December 16, 1997.


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                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       SPINE-TECH, INC.


 Date:    December 16, 1997            By:  KEITH M. EASTMAN
                                          --------------------------------
                                          Keith M. Eastman,
                                          Chief Financial Officer


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